UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )
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Filed by a Party other than the Registrant
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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
☒             Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12
Vanguard Natural Resources, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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VANGUARD NATURAL RESOURCES, LLC
5847 San Felipe, Suite 3000
Houston, Texas 77057

SUPPLEMENT TO THE PROXY STATEMENT
dated April 22, 2013

This supplement to the proxy statement dated April 22, 2013 relates to the proxy being solicited by the Board of Directors of Vanguard Natural Resources, LLC (“Vanguard”) for the 2013 Annual Meeting of Unitholders (the “Annual Meeting”) which was held on Thursday, June 6, 2013, at 10:30 a.m. (local time), at the Headquarters of Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057, and at any adjournments or postponements of the Annual Meeting.

This supplement to the proxy statement provides information about AST Phoenix Advisors, which will be assisting Vanguard's directors, officers and employees in the solicitation of proxies for the Annual Meeting. This supplement to the proxy statement amends and restates a portion of the “Questions & Answers on Voting Procedures” section of the proxy statement under the subsection “Who is soliciting my proxy, how is it being solicited, and who pays the cost?”

June 6, 2013

Who is soliciting my proxy, how is it being solicited, and who pays the cost?

We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. American Stock Transfer and Trust Company, LLC (“AST”), as part of its duties as our registrar and transfer agent, mails our proxy solicitation materials to certain of our unitholders. Fees for this service are included in the annual fee we pay to AST for its services as registrar and transfer agent, provided, however, we are obligated to pay AST out-of-pocket expenses of approximately $1,000. In addition, we have engaged AST Phoenix Advisors, a division of AST to assist in the solicitation of proxies for the Annual Meeting for a base fee of $5,500 plus fees for additional solicitation services, as needed. We have also agreed to reimburse AST Phoenix Advisors for reasonable out-of-pocket expenses incurred in connection with the proxy solicitation. Our directors, officers and employees may also solicit proxies in person or by other means of communication. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We are required to request that brokers, banks and other nominees that hold our common units in their names furnish our proxy materials to the beneficial owners of the units, and we must reimburse these brokers, banks and other nominees for the expenses of doing so, in accordance with statutory fee schedules.
The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are discussed below more fully.